COPY FOR UEL

# Loan Agreement

Between

MAYNE MANAGEMENT LIMITED

And

UNIVISION ENGINEERING LIMITED

# LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of the 31st day of December, 2007, made by and between:

**Party A**: MAYNE MANAGEMENT LIMITED, a company incorporated in the British Virgin Islands and having its registered office at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

**Party B**: UNIVISION ENGINEERING LIMITED, a company incorporated under the laws of the Hong Kong Special Administrative Region of the People's Republic of China and having its registered office at 8/F, Lever Tech Centre, 69-71, King Yip Street, Kwun Tong, Kowloon, Hong Kong.

RECITALS

**WHEREAS**, Party B desires to receive funding for the business development of its subsidiary by providing finance to develop a shopping mall project in ZhongShan City, Guangdong Province, the People's Republic of China (the "Project"), that the Project shall form part of the assets of the Party B or its subsidiary; and Party A desires to provide Party B with a loan in principal sum of the United States Dollar Five Million Only (USD5,000,000) (the "Loan").

For the purpose of defining the rights and obligations of both parties hereto, Party A and Party B enter into this Loan Agreement (the "Agreement") on the principle of equality and mutual benefit.

ARTICLE 1

AMOUNT AND TERM OF LOAN

1.1 Party A agrees, subject to the terms and conditions of the Agreement, to grant a loan in United States Dollar (USD) to Party B. The principal amount of the Loan shall be United States Dollar Five Million Only (USD5,000,000).

1.2 The term of the Loan shall be 9 months, commencing from the date of this Loan Agreement.

1.3 The detailed terms and conditions are as follows: -

**Principal Amount:** United States Dollars Five Million Only (USD5,000,000).

**Purpose:** For the funding of the Project in ZhongShan City only.

**Loan Amount :** The Loan Amount shall be advanced to Party B or its designated party under its instruction to Party A.

**Interest Rate & Payment:** Party B agrees to pay an interest in total of USD1,000,000 (United State Dollars One Million Only). Interest is to be fully paid in arrears on the last day of the term of the Loan subject to the terms for early repayment as described herein under this Article 1.

**Early Repayment:** Party B may repay the Advance in whole or in part before the last day of the term of the Loan provided that Party B has given to Party A not less than one month's notice in writing of its intention to make such repayment, specifying the amount and day of repayment. Notice of intention to repay shall not be effective until actually received by Party A. Interest in relation to any early repayment will be calculated on a pro-rata basis according to the actual date of receipt of the repayment by Party A.

**Event of Default:** In the event that Party B fails to pay any amount due in respect of the Loan on the due date or on demand as the case may be, Party A shall be entitled to, and Party B hereby gives its consent to transfer its interests in the Project and provide utmost co-operation to help Party A, exercise and enforce all its rights and remedies as follows: -

a) to take possession of a maximum of 40% interest in the Project from Party B or the relevant associated party of Party B free of payment and free from any other pre-requisite conditions should the total amount (principal and/or interest) in default be equivalent to or more than United States Dollars Five Million (USD 5,000,000) and pro-rated to USD5 million accordingly should the amount in default be below USD5 million.

and/or

b) to exercise and enforce all its rights to exchange the total or part of the amount (principal and/or interest) in default to the convertible bond of Party B with the terms of that convertible bond issued by Party B under the convertible price of the Great Britain four pence (GBP0.04) per ordinary share.

and/or

c) to exercise and enforce all its rights to obtain a combination of both a) and b) above in this Article 1.3 in settlement of the loan amount (principal and/or interest) in default.

ARTICLE 2

METHOD OF BORROWING AND USE OF LOAN PROCEEDS

2.1 Party A shall make available to Party B the full amount of the Loan to be transferred to any bank account designated by Party B upon agreement in principle by both Party A and Party B.

ARTICLE 3

PARTY B's REPRESENTATIONS AND WARRANTIES

Party B hereby represents and warrants to Party A that:

3.1 Party B has all the necessary rights, power and capability to enter into and perform all the duties and obligations hereunder, and that this Agreement shall be binding upon Party B after the execution hereof.

3.2 Party B will resolve appropriately any issues not covered hereunder in conjunction with Party A in accordance with relevant laws and policies.

3.3 Party B also warrants and represents as follows (and acknowledges that all of these warranties and representations are material): (a) The matters contained in the application for the Loan were true and complete in all material respects as of the date of filing and

remain true and complete now. (b) Party B is not presently debarred, suspended, proposed for debarment, suspension, declared ineligible, or voluntarily excluded from participation in the Project. (c) All representations and warranties made in this Agreement shall survive the termination of the Agreement and the completion of the investment made to the Project.

ARTICLE 4

PARTY A's REPRESENTATIONS AND WARRANTIES

4.1 Party A has all the necessary rights, power and capability to enter into and perform all the duties and obligations hereunder, and that this Agreement shall be binding upon Party A after the execution hereof.

ARTICLE 5

CONFIDENTIALITY

5.1 Without written consent of the other party, neither Party shall disclose to any third parties this Agreement or any information disclosed by any Party hereto during the performance of this Agreement, except such disclose is necessary for compliance with relevant laws and regulations, court rules and/or governmental or regulatory or stock exchange rules; unless such information become public known not as a result of violation of this Article 5.1.

ARTICLE 6

WAIVER

6.1 No waiver of any breach hereof or failure of any Party in exercising any power or right hereunder shall operate as a waiver of other breach or further breach hereof, nor waiver of all the power or right hereunder.

6.2 Any delay of any Party in exercising any power or right hereunder shall operate as a waiver thereof.

ARTICLE 7

SEVERABILITY

7.1 If any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect under any Chinese laws and regulations, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

ARTICLE 8

ENTIRE AGREEMENT

8.1 This Agreement contains all the agreement and understanding between the Parties with respect to the Loan.

8.2 This Agreement shall supersede all prior agreements, understandings, letter of intent, documents or communications between both Parties or their representatives and advisors relating to the Loan. Neither Party shall bring forward any claims against the other Party by reference to such superseded agreements, understandings, letter of intent, documents or communications.

8.3 No amendment to this Agreement or any provisions hereof shall be effective unless it shall be agreed in writing by both Parties.

ARTICLE 9

TAXES, FEES AND EXPENSES

9.1 Any and all taxes, fees and expenses that are payable as a result of the Loan shall be solely borne by Party B.

ARTICLE 10

BREACH

10.1 Failure by any of Party A or Party B in performing its obligations hereunder shall constitute a breach of this Agreement.

10.2 The Party in breach of this Agreement shall indemnify the other Party for all economic damages suffered as a result of such breach.

10.3 If this Agreement or any portion hereof cannot be performed due to negligence of any Party hereto, such Party shall be held liable for breach, and the other Party shall have the right to terminate this Agreement. If both Parties have negligence, each of Party A and Party B shall take respective responsibilities to the extent of loss and damage.

## ARTICLE 11

## GOVERNING LAW

11.1 The formulation, validity, interpretation, performance, amendment and termination of this Agreement and resolution of dispute shall be governed by Law of the Hong Kong Special Administrative Region of the People's Republic of China

## ARTICLE 12

## DISPUTE RESOLUTION

12.1 Any dispute arising out of or in connection with this Agreement shall be settled by friendly discussions and, failing such a settlement within 30 days upon notice by any Party hereto asking for negotiations, both Parties agree that such dispute shall be referred to and finally resolved by arbitration before a professional body commonly recognized in Hong Kong. The arbitration award shall be final and binding on both Parties.

## ARTICLE 13

## TERMINATION

13.1 This Agreement shall be terminated upon which Party B has repaid all the Loan together with the interest thereof or the expiry of this Agreement as described under the Article 1 above, whichever is later.

ARTICLE 14

EXECUTION IN COUNTERPARTS

14.1 This Agreement shall be signed in two counterparts, each of Party A and Party B shall hold one thereof, with the same legal effect, and shall become effective after being signed by both Parties.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

**Party A:** MAYNE MANAGEMENT LIMITED

For and on behalf of
STG Corporate Management Limited

Authorised Signature(s)

(Signature)

Name: Bonny Fay LANDERS

Title: Authorized Signer

**Party B:** UNIVISION ENGINEERING LIMITED

For and on behalf of
UNIVISION ENGINEERING LIMITED

Authorised Signature(s)

(Signature)

Name: WONG CHUN HUNG

Title: Director of Operations